Exhibit 10.2
OXIS INTERNATIONAL INC.

COMMON STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

OXIS INTERNATIONAL INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, Fagan Capital Inc., a Texas corporation, the holder hereof (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on the Expiry Date, fully paid and nonassessable shares of the Company’s U.S. $.001 par value per share common stock (the “Common Stock”). The purchase price per share (the “Purchase Price”) shall (subject to adjustment pursuant to the terms hereof) be, in the event of a purchase at any time during the period commencing on the date hereof and ending on the Expiry Date, $0.35. The number of shares of Common Stock and the amount of the Purchase Price are subject to adjustment as provided herein. This Common Stock Purchase Warrant (this “Warrant”) may not be redeemed by the Company.

This Warrant evidences the right to purchase an aggregate of 1,158,857 shares of Common Stock, subject to adjustment as provided in this Warrant.

As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” includes any entity which shall succeed to or assume the obligations of the Company hereunder.

(b)  The term “Expiry Date” means June 1, 2014. Notwithstanding, as of June 1, 2014 if the Company is not in compliance with all of its obligations under the Registration Rights Agreement (as defined below) between Holder and Company, , or any of its obligations under this Warrant, then the Expiry Date will be extended to the date which is two years after the date of full compliance with all its obligations under both this Warrant and the Registration Rights Agreement, including but not limited to complying with and effecting all of Holder’s Demand Registration rights (as defined in the Registration Rights Agreement).

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

(d) The term “Registration Rights Agreement” refers to a registration rights agreement covering the Common Stock which may be acquired by Holder upon exercise of this Warrant, which agreement is intended to be executed by Company and Holder as soon as practicable after the issuance of this Warrant, and which will have the same effective date as this Warrant. Company and Holder have been negotiating, and agree to continue to negotiate in good faith and attempt to execute such Registration Rights Agreement, and agree that it will contain customary terms and conditions for a registration rights agreement, including but not limited to the granting to Holder of piggy-back registration rights beginning on the effective date of the Registration Rights Agreement and demand registration rights beginning on the first anniversary of the effective date of the Registration Rights Agreement.

(e) The term “SEC,” “Securities and Exchange Commission” or “Commission” refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

(f) The term “Shares” means the Common Stock issued or issuable upon exercise of this Warrant.

(g) The term “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

(h) The term “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

1. Restricted Stock.

1.1 Restrictive Legend. The certificates evidencing the Shares issuable upon any exercise of this Warrant shall, unless such Shares have been registered under the Securities Act, be unregistered securities and shall bear a restrictive legend similar to the legend on the first page of this Warrant.

1.2 Commission Filings.

(a) The Company shall at all times keep adequate “current public information” available under, and otherwise comply with the requirements of, Rule 144 promulgated under the Securities Act.

(b) The Company shall file with the Commission in a timely manner all required reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Securities Exchange Act.

(c) The Company shall furnish to the Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements under the Securities Act and of the reporting requirements of the Securities Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, (iii) any other reports and documents necessary to satisfy the information-furnishing condition to offers and sales under Rule 144A under the Securities Act, and (iv) such other reports and documents as the Holder reasonably requests to avail itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

2. Exercise of Warrant.

2.1 Exercise in Full. The Holder may exercise this Warrant in full by surrendering this Warrant, with the form of Notice of Exercise attached hereto as Attachment A duly executed by the Holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment in the amount obtained by multiplying the number of Shares which may be purchased pursuant to this Warrant, by the then applicable Purchase Price.

2.2 Partial Exercises. The Holder may exercise this Warrant in part (one or more times) by surrendering this Warrant and a completed Notice of Exercise in the manner and at the place provided in Subsection 2.1 except that the number of Shares obtained through a partial exercise shall be the number of Shares as shall be designated by the Holder in the Notice of Exercise. The surrendered Warrant shall be accompanied by payment in an amount equal to (a) the number of Shares as shall be designated by the Holder in the Notice of Exercise multiplied by (b) the then applicable Purchase Price. After each such partial exercise, the Company at its expense will forthwith issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, pursuant to which the Holder may thereafter purchase a number of Shares equal to the aggregate number of Shares which could have been purchased pursuant to a full exercise of the Warrant immediately prior to the most recent partial exercise, less the number of such Shares purchased pursuant to the most recent partial exercise.

2.3 Company Acknowledgment. The Company will, at the time of any exercise, exchange or transfer of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights (including, without limitation, any right to registration of the Shares) to which the Holder shall continue to be entitled after such exercise or exchange in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2.4 Payment.

(a) Upon any exercise of this Warrant, in full or in part, Holder may, in lieu of paying cash, elect a cashless exercise through the surrender of certain Shares that would otherwise be acquired upon such exercise (using a valuation per Share for such purpose equal to the closing sales price, or the closing bid price if no sales occurred, on the business day immediately preceding such exercise), all as more fully illustrated in Section 2.4(b).

(b) To illustrate the application of Section 2.4(a), assume the following (all assumptions are for illustration purposes only): Purchase Price remains at $.35. The closing per share sales price on the business day immediately preceding the exercise, is $.85. There is a net unrealized gain of $579,428.50 (based on 1,158,857 shares times the $.50 per share difference between the immediately preceding closing price and the Purchase Price). Holder wishes to exercise this Warrant in full. Holder may either (i) Pay $405,600 cash and receive 1,158,857 Shares or (ii) elect a cashless exercise, by paying no cash and receiving that number of Shares which has a value equal to the net unrealized gain, which in this example is 681,681 shares (valued at $.85 per share), whereupon in either case this Warrant would be deemed fully exercised.

3. Delivery of Stock Certificates, Etc., on Exercise. As soon as practicable after the exercise of this Warrant, in full or in part, (a) the Holder hereof shall be deemed to be the record owner of the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise and (b) in any event within ten (10) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable Shares to which the Holder shall be entitled on such exercise. No fractional Share or scrip representing a fraction of a Share will be issued on exercise, but the number of Shares issuable shall be rounded up to the nearest whole Share.

4. Adjustment for Reorganization, Consolidation, Merger, Etc.

4.1 Merger, Etc. If the Company shall (a) consolidate with or merge into any other person, or (b) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company (any such transaction being hereinafter sometimes referred to as a “Reorganization”) then, in each such case, the Holder, on the exercise hereof as provided in Section 2, at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the Shares issuable on such exercise prior to such consummation or such Effective Date, the stock and Other Securities and other property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto. The successor entity in any such Reorganization, where the Company will not be the surviving entity (the “Acquiring Company”), must agree prior to such Reorganization in a writing satisfactory in form and substance to the Holder that this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and other property receivable on exercise after the consummation of such Reorganization, and shall be binding upon the issuer of any such stock or Other Securities (including, in the case of any transfer of properties or assets referred to above, the person acquiring all or substantially all of the properties or assets of the Company). If the Acquiring Company has not so agreed to continue this Warrant, then the Company shall give 30 days' prior written notice to the Holder of such Reorganization, during which 30-day period (the “Notice Period”) the Holder at the Holder's option and upon written notice to the Company shall be able to (i) exercise this Warrant or any part thereof at an exercise price (the “Discounted Exercise Price”) equal to the then prevailing Purchase Price hereunder discounted at the Discount Rate (as used herein the “Discount Rate” shall mean the then prevailing interest rate on U.S. Treasury Notes issued on (or immediately prior to) the date of such 30-day notice and maturing on the Expiry Date (or immediately prior thereto), such rate to be compounded annually through the Expiry Date, and in no event to be less than 10% annually); or (ii) on the Effective Date, the Holder shall be paid an amount (the “Merger Profit Amount”) equal to the difference between the fair market value per share of Common Stock being purchased by the Acquiring Company in the Reorganization and the Discounted Exercise Price described in clause (i) above, and the Warrant shall thereafter expire. The Merger Profit Amount shall be payable in cash. The fair market value of any noncash property received from the Acquiring Company upon the Reorganization shall be determined in good faith by the Board of Directors of the Company relying upon a good faith independent appraisal of such noncash property.

4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and Other Securities and other property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder.

4.3 Continuation of Terms. Except as otherwise expressly provided in Subsection 4.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and other property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.1.

5. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will, at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company covenants that it (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant and (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full, taking into account the full application of the anti-dilution provisions, and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

6.  Anti-Dilution Provisions.

(a)  In the event the Company shall pay a share dividend or other distribution payable in shares of Common Stock, the Purchase Price in effect immediately prior (and each Purchase Price in effect subsequent) to such dividend or distribution shall, concurrently with the effectiveness of such dividend or distribution, be proportionately adjusted. Specifically, in the case of a share dividend or other distribution payable in shares of Common Stock such adjustment shall occur as follows: the Purchase Price that is then in effect (and in effect at any time thereafter) shall be decreased as of the time of such issuance, or in the event a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then (and therefore) in effect by a fraction (1) the numerator of which is the total number of shares of issued Common Stock immediately prior to the time of such issuance or the close of business on such record date, as the case may be, and (2) the denominator of which is the aggregate of (A) the number of shares of issued Common Stock immediately prior to the time of such issuance or the close of business on such record date plus (B) the number of shares of Common Stock to be issued in payment of such dividend or distribution.

(b)  In the event the issued shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the number of Shares which may be purchased pursuant to this Warrant and the Purchase Price shall be proportionately adjusted, in accordance with the example in Section 6(d).

(c) If the Company shall, after the date of issuance of this Warrant, (i) issue any Common Stock or Common Stock Equivalents for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such Common Stock or Common Stock Equivalent, or (ii) amend any outstanding Common Stock Equivalent such that Common Stock is issuable thereunder (whether or not actually issued) for a consideration per share less than the Purchase Price in effect immediately prior to the amendment of such Common Stock Equivalent, then in either case the Purchase Price in effect immediately after each such issuance or amendment shall forthwith be adjusted downward (but never upward) to a price equal to the price per share (net of selling expenses) received by the Company for such Common Stock or Common Stock Equivalents. For purposes of this Section 6(c):

(i) “Common Stock Equivalents” are defined to include options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, and options to purchase or rights to subscribe for such convertible or exchangeable securities, provided however, that the term Common Stock Equivalents excludes the first 2,300,000 common stock purchase options granted by the Company to directors or employees of the Company after the effective date of this Warrant. The term “2,300,000 common stock purchase options” in the previous sentence will be construed on the basis of the following: (1) each such option can convey to the holder the right to purchase no more than one share of Common Stock and (2) the 2,300,000 figure will be adjusted proportionately hereafter for any events described in Sections 6(a) and 6(b) hereof (in accordance with the example in Section 6(d)).

(ii) In the case of the issuance of Common Stock Equivalents, the aggregate maximum number of shares of Common Stock deliverable upon exercise or conversion of such Common Stock Equivalents shall for all purposes be deemed to have been issued at the time such Common Stock Equivalents were issued (or, as applicable, at any time they are subsequently amended), and for a consideration equal to the consideration, if any, received by the Company upon the issuance (or amendment) of such Common Stock Equivalents plus the minimum additional consideration, if any, to be received by the Company upon exercise or conversion thereof into Common Stock.

(iii) Upon the final expiration of any such Common Stock Equivalents, the Purchase Price (as to any Shares remaining available for purchase under this Warrant) to the extent in any way affected by the issuance of such Common Stock Equivalents shall be recomputed to reflect the issuance of only the shares of Common Stock actually issued upon the exercise or conversion of such Common Stock Equivalents for the price per share (net of selling expenses) actually received by the Company.

(iv) No adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any Common Stock Equivalents, to the extent that adjustments were already made in connection with the issuance or amendment of Common Stock Equivalents which gave rise to the ultimate issuance of such Common Stock.

(d)  Notwithstanding anything else to the contrary contained in this Warrant, each time that an adjustment is required to be made to the Purchase Price, proportionate adjustments will also be made to the number of Shares which may be purchased pursuant to this Warrant, so that (I) and (II) are equal, whereby (I) equals the total proceeds payable to the Company upon exercise in full of this Warrant immediately prior to such adjustment to the Purchase Price, and (II) equals the total proceeds payable to the Company upon exercise in full of this Warrant immediately after such adjustment to the Purchase Price. As an example of how the provisions of this Section 6 shall be applied, assume that the number of Shares which may be purchased upon exercise of this Warrant at a point in time is 2,000,000 Shares, and that at such point in time, the Purchase Price is $0.20, such that an exercise in full of this Warrant would yield proceeds to the Company of $400,000. Assume further that the Company effects a two-for-one stock split, which results in the Purchase Price being adjusted to $.10. Upon the effective date of such two-for-one stock split, the number of Shares which may be purchased upon exercise of this Warrant will be adjusted to be 4,000,000 Shares so that an exercise in full of this Warrant would still yield proceeds to the Company of $400,000. Upon the occurrence of each adjustment pursuant to this Section 6, the Company shall prepare, and promptly provide to the Holder, a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

(e)  In the event the Company shall pay a dividend or other distribution in cash or noncash property (other than shares of Common Stock), the Purchase Price shall be adjusted downward in an amount equal to the value of such dividend or other distribution. The fair market value of any noncash property shall be determined in good faith by the Board of Directors of the Company relying upon a good faith independent appraisal of such noncash property.

(f)  Company and Holder acknowledge that Company and certain of its subsidiaries are, were or will be obligated to Holder separately under that certain Renewal and Modification Promissory Note (the “Renewal Note”) which was issued on or about the same date as this Warrant was issued. Upon any Event of Default under the Renewal Note (as defined in the Renewal Note), and regardless of whether this Warrant and the Renewal Note are owned by the same person at such time, the Purchase Price will be adjusted downward by 10% on the first day of each and every month thereafter until all amounts outstanding under the Renewal Note are repaid in full.

(g)  There will be no aggregating of Purchase Price adjustments. Each event which gives rise to a Purchase Price adjustment will in fact give rise to a separate Purchase Price adjustment hereunder.

(h)	In case at any time after the date of this Warrant:

(i)  The Company shall authorize (or events shall have occurred resulting in) any action referred to in Section 4 or Section 6 of this Warrant, or

(ii)  The Company shall authorize (or events shall have occurred resulting in) any action for which approval of any shareholders of the Company is required,

then the Company shall cause to be sent to the Holder as soon as possible but not later than at least thirty (30) days prior to any relevant record date, a written notice stating (1) the date on which a record is to be taken, or if a record is not to be taken, the date as of which any rights are to be determined or any other actions are expected to become effective.

7.	Representations and Warranties; Covenants.

7.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery, and performance of this Warrant by the Company are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Company, any subsidiary of the Company, or its or their properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the Company of this Warrant and any other documents or instruments executed or to be executed by the Company in connection with this Warrant.

(d) This Warrant constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon any issuance of Shares hereunder, such Shares will be duly authorized, validly issued, and fully-paid and non-assessable and free of any preemptive rights. The Company has, by formal action of its Board of Directors, reserved the maximum number of Shares that may be issued upon the full exercise of this Warrant and authorized the issuance of such Shares upon any exercise of this Warrant.

(e) All information and other materials concerning the Company or any subsidiary of the Company which have been made available to the Holder by, or on behalf of the Company or any subsidiary of the Company, are complete and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made.

(f) There is no action, litigation, investigation, or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company before any court, arbitrator, or administrative agency which might result in any material adverse change in the business, assets, liabilities, or condition (financial or otherwise) of the Company.

7.2 Covenants. The Company covenants and agrees with the Holder that the following will be true and correct until the Expiry Date:

(a) The Company will, and will cause each of its subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and other requirements of governmental authorities.

(b) The Company will, and will cause each of its subsidiaries to, maintain and preserve their existence, rights and privileges, intellectual property, licenses and franchises and obtain, maintain, and preserve all permits, licenses, authorizations and approvals that are necessary in the proper conduct of their business.

(c) The Company will, and will cause each of its subsidiaries to, keep adequate and proper records and books of account, in which complete and correct entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial matters and transactions in relation to the business and activities of the Company and its subsidiaries and affiliates.

(d) The Company will file, and will cause each of its subsidiaries to file, on a timely basis, all federal, state and local tax returns and other reports required by applicable law to be filed and all taxes, assessments and other charges imposed by any governmental authority upon the Company and any subsidiary of the Company, or any property of the Company or any subsidiary of the Company (including, without limitation, all federal income and social security taxes on employees' wages) and all such taxes, assessments and other charges which become due and payable shall be paid when due.

(e) The Company will (i) continue to be a reporting company required to make filings under the Securities Exchange Act and (ii) timely make all filings required by the Securities Exchange Act.

(f) The Company will (i) not increase the par value per share of the Common Stock and (ii) promptly take any and all action necessary to always have sufficient authorized but unissued shares of Common Stock (A) available to comply with the terms of this Warrant and (B) reserved for issuance upon exercise in full of this Warrant.

8. Reporting Requirements. The Company shall provide written notice to the Holder of any “Ineffective Period,” as defined below, within ten (10) days of the commencement of any Ineffective Period. The term “Ineffective Period” shall mean any period of time after the effective date of a Registration Statement prior to the Expiry Date that such Registration Statement or any supplemental or amended Registration Statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Shares for any reason (or in the event the prospectus included in such Registration Statement is not current and deliverable).

9. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Expenses. The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Warrant and the issuance of this Warrant or the Shares.

11. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent, or U.S. Stock Transfer Corp., for the purpose of issuing Shares on the exercise of this Warrant.

12. Remedies. The Company stipulates that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. Assignment; Registered. The Holder may assign all or a portion of its rights under this Warrant to any person or entity and the Company shall promptly issue a Warrant of like tenor (a) to the assignee for the number of Shares such assignee is entitled to purchase and (b) to the Holder for the number of Shares the Holder remains entitled to purchase following the assignment. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

14. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company. This Warrant shall be construed and enforced in accordance with and governed by the internal laws (and not the conflicts laws) of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

16. Expiration. The right to exercise this Warrant shall expire at 5:00 P.M., New York time, on the Expiry Date.

Dated Effective: June 2, 2006.

OXIS INTERNATIONAL INC.

By:  /s/ Steven T. Guillen
Name: Steven T. Guillen
Title: President & Chief Executive Officer

ATTACHMENT A

NOTICE OF EXERCISE

(To be Executed by the Registered Holder in order to Exercise the Warrant)

The undersigned holder hereby irrevocably elects to purchase _________ shares of Common Stock of OXIS INTERNATIONAL INC. (the “Company”) pursuant to the Common Stock Purchase Warrant issued by the Company according to the conditions set forth in said warrant and as of the date set forth below.*

Date of Exercise: ________________________________________

Number of Shares be Purchased: __________________________________________

Applicable Total Purchase Price: __________________________________________

Method of exercise (Cash or Cashless): ____________________________________

If this is a Cashless exercise, provide detail on an attachment to this Notice, showing the methodology and results calculated in accordance with Section 2.4 of Warrant.

Signature:
[Name]

Address:

The Warrant must accompany this Notice of Exercise.